Exhibit 10.3

PURCHASE ORDER

ORIGINAL
Contract No. :
Date :

The Buyer: Zhao Qing Neng Cheng Import & Export Co., Ltd
Address:

The Seller:

The contract is made by and between the Buyer and the Seller, whereby the Buyer agrees to buy and the Seller agrees to sell the under-mentioned commodity according to the terms and conditions stipulated below.

1.	Commodity, Specifications, Quantity and Unit Price:

Product	Quantity		Unit Price (USD)	Total Price (USD)
	PCS	CBM
RUBBER WOOD SAWN TIMBER			CNF LELIU PORT, CHINA
ABC GRADE
T 0.5" (23MM) x W 3" x L 1.3M	533 PCS	M3	/M3
T 0.5" (23MM) x W 2.5" x L 1.3M	615 PCS
T 0.5" (23MM) x W 2" x L 1.3M	738 PCS
T 0.5" (23MM) x W 3" x L 1.1M	533 PCS
T 0.5" (23MM) x W 2.5" x L 1.1M	615 PCS
T 0.5" (23MM) x W 2" x L 1.1M	738 PCS
TOTAL: 5X40'HC
10% MORE OR LESS IN VOLUME AND/OR VALUE
Total Value:	3772 PCS	M3

2.	Place of Origin: THAILAND

3.	Packing: Pallet

4.	Time of Shipment: 15-20 days after received 30% value

5.	Port of Shipment: LEAM CHABANG PORT, THAILAND

6.	Port of Destination: LELIU PORT, CHINA

Exhibit 10.3 -- Page 1

7.	Partial Shipments: Not Allowed

8.	Transshipment: Allowed

9.	Insurance: To be covered by the buyer

10.	30% deposit of total value and 70% balance against copy of B/L

11.	Inspection and Claim:

After arrival of the goods at the destination warehouse, the Buyer shall apply China Entry-Exit Inspection and Quarantine Bureau (CIQ) or SGS to inspect the specification and quantity/weight of the goods. If discrepancies are found by the CIQ or SGS regarding specification or the quantity or both, the Buyer shall, within 30 days after arrival of the goods at the destination warehouse, have the right to claim against the Seller.

12.	Force Majeure:

The Seller shall not be responsible for the delay in shipment or non-delivery of the goods due to Force Majeure, which might occur during the process of manufacturing or in the course of loading or transit. The Seller shall advise the Buyer immediately. In case the accident lasts for more than ten weeks, the Buyer shall have the right to cancel the Contract. Both parties shall not be liable for any losses due to Force Majeure.

13.	Late Delivery and Penalty:

Should the Seller fail to make delivery on time as stipulated in the Contract, with exception of Force Majeure causes specified in clause 12 in this Contract, the Buyer shall agree to postpone the delivery not more than 3 weeks from the time of shipment. In the case that the Seller fails to make delivery three weeks later than the time of shipment stipulated in the Contract, the Buyer shall have the right to cancel the Contract.

14.	Arbitration:

All disputes arising from the exception of or in connection with this Contract shall be amicably through friendly negotiation. In case no settlement can be reached through negotiation, the case shall then be submitted to the Foreign Economic and Trade Arbitration Commission of the China Council for the Promotion of International Trade for arbitration. The award is final binding upon all parties and arbitration fee shall be borne by the losing party.

15.	Effect of contract:

The contract will be effective after signed by authorized representatives of both parties. The fax copy of contract has the same legal effect as the original ones.

16.	In witness thereof, this Contract is made out in two copies, one is for the Buyer, the other is for the Seller.

Exhibit 10.3 -- Page 2

The Buyer:  Zhao Qing Neng Cheng Import & Export Co., Ltd

Date:

Representative:

The Seller:

Date:

Representative:

Exhibit 10.3 -- Page 3